Exhibit 99
John Faucher 212-310-3653
Hope Spiller 212-310-2291
Colgate Announces 1st Quarter 2021 Results

•Net sales increased 6.0%, Organic sales* increased 5.0%
•On a GAAP basis, EPS declined 4% to $0.80; On a Base Business basis, EPS* grew 7% to $0.80
•GAAP Gross profit margin increased 50 basis points to 60.7%; Base Business Gross profit margin* increased 40 basis points to 60.7%
•Net cash provided by operations was $598 million year to date
•Colgate’s leadership in toothpaste continued with its global market share at 39.2% year to date
•Colgate’s leadership in manual toothbrushes continued with its global market share at 30.6% year to date
•The Company reiterated its financial guidance for full year 2021

First Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2021	2020	Change
Net Sales	$4,344	$4,097	+6.0%
EPS (diluted)	$0.80	$0.83	-4%

First Quarter Total Company Results (Base Business - Non-GAAP)*
($ in millions except per share amounts)	2021	2020	Change
Organic Sales Growth			+5.0%
Base Business EPS (diluted)	$0.80	$0.75	+7%
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 5 - Geographic Sales Analysis Percentage Changes” and “Table 6 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

New York, New York, April 30, 2021…Colgate-Palmolive Company (NYSE:CL) today reported results for first quarter 2021. Noel Wallace, Chairman, President and Chief Executive Officer, commented on the first quarter results, “Our growth momentum continued in the first quarter, with net sales increasing 6.0% and organic sales growing 5.0%, even as we lapped significant pantry loading that occurred at the onset of the pandemic. We delivered positive pricing in every division, which helped us drive growth in operating profit, net income and earnings per share in the quarter on a base business basis.

“The strong results reflect the impact of our increased investments in premium innovation, digital transformation and advertising. We continue to strengthen our capabilities in these areas and, while there is more to do, we are pleased with the progress we are making.

“We continue to plan for increased advertising behind our brands and have an exciting pipeline of innovation planned for the balance of the year across all of our product categories.

“Looking ahead, we are seeing volatility in consumer demand and currencies as well as further increases in raw material prices and logistics costs, but remain confident that our investment choices and growth strategies will help us manage through these challenges and emerge even stronger.”

Full Year 2021 Guidance
Based on current spot rates:
•The Company expects net sales to be up 4% to 7% including a low-single-digit benefit from foreign exchange.
•The Company expects organic sales to be up within its long-term targeted range of 3% to 5%.
•On a GAAP basis, the Company expects gross margin expansion, increased advertising investment and low to mid-single-digit earnings-per-share growth.
•On a non-GAAP (Base Business) basis, the Company expects gross margin expansion, increased advertising investment and mid to high-single-digit earnings-per-share growth.
Divisional Performance
The following are comments about divisional performance for first quarter 2021 versus the year ago period. See attached “Table 5 - Geographic Sales Analysis Percentage Changes” and “Table 4 - Segment Information” for additional information on net sales and operating profit by division.

First Quarter Sales Growth By Division (% change 1Q 2021 vs. 1Q 2020)
	Net Sales	Organic Sales*	As Reported Volume	Organic Volume	Pricing	FX
North America	-0.5%	-1.5%	-6.5%	-7.0%	+5.5%	+0.5%
Latin America	+2.0%	+9.5%	+1.0%	+1.0%	+8.5%	-7.5%
Europe	+6.0%	-2.0%	-3.5%	-3.5%	+1.5%	+8.0%
Asia Pacific	+16.5%	+11.0%	+10.5%	+10.5%	+0.5%	+5.5%
Africa/Eurasia	+8.5%	+13.0%	+5.0%	+5.0%	+8.0%	-4.5%
Hill's	+9.5%	+7.0%	+3.0%	+3.0%	+4.0%	+2.5%

Total Company	+6.0%	+5.0%	+0.5%	+0.5%	+4.5%	+1.0%
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 5 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.
The impact of the previously disclosed acquisition of the hello oral care business on as reported volume was 0% for Total Company and 0.5% for North America.

First Quarter Operating Profit By Division ($ in millions)
	1Q 2021	% Change vs 1Q 2020	% to Net Sales	Change in basis points vs 1Q 2020 % to Net Sales
North America	$202	-22%	21.9%	-590
Latin America	$272	10%	30.0%	+210
Europe	$180	17%	25.1%	+230
Asia Pacific	$224	39%	30.3%	+490
Africa/Eurasia	$54	-4%	19.9%	-230
Hill's	$215	6%	27.4%	-80

Total Company, As Reported	$1,004	5%	23.1%	-10
Total Company, Base Business*	$1,004	5%	23.1%	-30
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

North America (21% of Company Sales)
•An organic sales decline in the United States was partially offset by organic sales growth in Canada.
•In the United States, Colgate's share of the toothpaste market is 34.1% year to date and its share of the manual toothbrush market is 40.1% year to date.
•The decrease in Operating profit as a percentage of Net sales was primarily due to higher raw and packaging material costs, higher overhead expenses, primarily driven by higher logistics costs, and increased advertising investment, partially offset by higher pricing and cost savings from the Company’s funding-the-growth initiatives.

Latin America (21% of Company Sales)
•Organic sales growth was led by Brazil, Mexico, Argentina and Colombia.
•The increase in Operating profit as a percentage of Net sales was primarily due to higher pricing, cost savings from the Company’s funding-the-growth initiatives and decreased advertising investment, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs, and higher overhead expenses.

Europe (16% of Company Sales)
•Organic sales declines in Germany and the United Kingdom were partially offset by organic sales growth in the Nordic region and Switzerland.
•The increase in Operating profit as a percentage of Net sales was primarily due to cost savings from the Company’s funding-the-growth initiatives, lower overhead expenses, higher pricing and favorable mix, partially offset by higher raw and packaging material costs.

Asia Pacific (18% of Company Sales)
•Organic sales growth was led by the Greater China region, India, the Philippines and Thailand.
•The increase in Operating profit as a percentage of Net sales was primarily due to cost savings from the Company's funding-the-growth initiatives, lower overhead expenses, lower manufacturing costs, higher pricing and lower raw and packaging material costs.

Africa/Eurasia (6% of Company Sales)
•Organic sales growth was led by Turkey, Nigeria, South Africa and Russia.
•The decrease in Operating profit as a percentage of Net sales was primarily due to higher raw and packaging material costs, which included foreign exchange transaction costs, and higher overhead expenses, primarily driven by higher logistics costs, partially offset by higher pricing, cost savings from the Company’s funding-the-growth initiatives and decreased advertising investment.

Hill's Pet Nutrition (18% of Company Sales)
•Organic sales growth was led by the United States, Europe and Canada.

•The decrease in Operating profit as a percentage of Net sales was primarily due to increased advertising investment and higher raw and packaging material costs, partially offset by lower overhead expenses, higher pricing and cost savings from the Company’s funding-the-growth initiatives.

Webcast Information
At 8:30 a.m. ET today, Colgate will host a conference call regarding first quarter results. To access this call as a webcast, please go to Colgate’s website at www.colgatepalmolive.com.

About Colgate-Palmolive
Colgate-Palmolive Company is a caring, innovative growth company reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition, the Company sells its products in more than 200 countries and territories under brands such as Colgate, Palmolive, elmex, hello, meridol, Sorriso, Tom’s of Maine, EltaMD, Filorga, Irish Spring, PCA Skin, Protex, Sanex, Softsoap, Speed Stick, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. The Company is recognized for its leadership and innovation in promoting environmental sustainability and community well-being, including its achievements in saving water, reducing waste, promoting recyclability and improving children’s oral health through its Bright Smiles, Bright Futures program, which has reached more than one billion children since 1991. For more information about Colgate’s global business and how the Company is building a future to smile about, visit www.colgatepalmolive.com. CL-E
Market Share Information
Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).
Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In certain limited circumstances, the COVID-19 pandemic has impacted the ability of our third-party vendors to provide the Company with reliable updated market share data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements
This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin growth, earnings per share levels, financial goals, the impact of foreign exchange, the impact of COVID-19, cost-reduction plans, tax rates, new product introductions, commercial investment levels, acquisitions, divestitures, share repurchases, or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures
The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and/or the related webcast, which may not be the same as or comparable to similar measures presented by other companies:
•Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, acquisition-related costs and a benefit related to a reorganization of the ownership structure of certain foreign subsidiaries and a new operating structure implemented within one of the Company's divisions.
•Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
•Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release discusses Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three months ended March 31, 2021 versus 2020 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain divestitures and certain unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three months ended March 31, 2021 and 2020 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, pay dividends, fund future business opportunities and repurchase stock, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the three months ended March 31, 2021 and 2020 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for first quarter results.)

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended March 31, 2021 and 2020

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2021	2020

Net sales	$4,344	$4,097

Cost of sales	1,707	1,632

Gross profit	2,637	2,465

Gross profit margin	60.7%	60.2%

Selling, general and administrative expenses	1,605	1,473

Other (income) expense, net	28	40

Operating profit	1,004	952

Operating profit margin	23.1%	23.2%

Non-service related postretirement costs	18	21

Interest (income) expense, net	29	36

Income before income taxes	957	895

Provision for income taxes	229	147

Effective tax rate	23.9%	16.4%

Net income including noncontrolling interests	728	748

Less: Net income attributable to noncontrolling interests	47	33

Net income attributable to Colgate-Palmolive Company	$681	$715

Earnings per common share
Basic	$0.80	$0.83
Diluted	$0.80	$0.83

Supplemental Income Statement Information
Average common shares outstanding
Basic	848.6	856.9
Diluted	851.4	858.4

Advertising	$535	$484

			Table 2
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of March 31, 2021, December 31, 2020 and March 31, 2020

(Dollars in Millions) (Unaudited)

	March 31,	December 31,	March 31,
	2021	2020	2020
Cash and cash equivalents	$995	$888	$854
Receivables, net	1,402	1,264	1,551
Inventories	1,676	1,673	1,301
Other current assets	490	513	542
Property, plant and equipment, net	3,609	3,716	3,487
Goodwill	3,701	3,824	3,559
Other intangible assets, net	2,787	2,894	2,822
Other assets	1,141	1,148	954
Total assets	$15,801	$15,920	$15,070

Total debt	$7,833	$7,601	$7,846
Other current liabilities	4,276	4,137	3,933
Other non-current liabilities	3,029	3,081	2,950
Total liabilities	15,138	14,819	14,729
Total Colgate-Palmolive Company shareholders’ equity	262	743	(113)
Noncontrolling interests	401	358	454
Total liabilities and equity	$15,801	$15,920	$15,070

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$6,776	$6,676	$6,949
Working capital % of sales	(4.4)%	(4.4)%	(3.5)%

Note:
(1) Marketable securities of $62, $37 and $43 as of March 31, 2021, December 31, 2020 and March 31, 2020, respectively, are included in Other current assets.

		Table 3
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2021 and 2020

(Dollars in Millions) (Unaudited)

	2021	2020
Operating Activities
Net income including noncontrolling interests	$728	$748
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	137	133
Restructuring and termination benefits, net of cash	(13)	(30)
Stock-based compensation expense	38	16
Deferred income taxes	6	(99)
Cash effects of changes in:
Receivables	(170)	(211)
Inventories	(40)	29
Accounts payable and other accruals	(75)	220
Other non-current assets and liabilities	(13)	(38)
Net cash provided by (used in) operations	598	768

Investing Activities
Capital expenditures	(107)	(82)
Purchases of marketable securities and investments	(29)	(42)
Proceeds from sale of marketable securities and investments	—	16
Payment for acquisitions, net of cash acquired	—	(351)
Other investing activities	(6)	—
Net cash provided by (used in) investing activities	(142)	(459)

Financing Activities
Short-term borrowing (repayment) less than 90 days, net	365	17
Proceeds from issuance of debt	25	—
Dividends paid	(376)	(373)
Purchases of treasury shares	(372)	(220)
Proceeds from exercise of stock options	30	297
Other financing activities	(6)	(29)
Net cash provided by (used in) financing activities	(334)	(308)

Effect of exchange rate changes on Cash and cash equivalents	(15)	(30)
Net increase (decrease) in Cash and cash equivalents	107	(29)
Cash and cash equivalents at beginning of the period	888	883
Cash and cash equivalents at end of the period	$995	$854

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$598	$768
Less: Capital expenditures	(107)	(82)
Free cash flow before dividends	$491	$686

Income taxes paid	$227	$128

		Table 4
Colgate-Palmolive Company

Segment Information

For the Three Months Ended March 31, 2021 and 2020

(Dollars in Millions) (Unaudited)

	Three Months Ended March 31,
	2021	2020
Net Sales
Oral, Personal and Home Care

North America	$923	$929
Latin America	907	889
Europe	717	675
Asia Pacific	739	633
Africa/Eurasia	272	252

Total Oral, Personal and Home Care	3,558	3,378

Pet Nutrition	786	719

Total Net Sales	$4,344	$4,097

	Three Months Ended March 31,
	2021	2020
Operating Profit
Oral, Personal and Home Care

North America	$202	$258
Latin America	272	248
Europe	180	154
Asia Pacific	224	161
Africa/Eurasia	54	56

Total Oral, Personal and Home Care	932	877

Pet Nutrition	215	203
Corporate(1)	(143)	(128)

Total Operating Profit	$1,004	$952

Note:
(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended March 31, 2020 included acquisition-related costs of $6.

Table 5
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended March 31, 2021 vs. 2020

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Incentives	Exchange

Total Company(1)	6.0%	5.0%	0.5%	0.5%	4.5%	1.0%

North America(1)	(0.5)%	(1.5)%	(6.5)%	(7.0)%	5.5%	0.5%

Latin America	2.0%	9.5%	1.0%	1.0%	8.5%	(7.5)%

Europe	6.0%	(2.0)%	(3.5)%	(3.5)%	1.5%	8.0%

Asia Pacific	16.5%	11.0%	10.5%	10.5%	0.5%	5.5%

Africa/Eurasia	8.5%	13.0%	5.0%	5.0%	8.0%	(4.5)%

Total CP Products(1)	5.5%	4.5%	—%	—%	4.5%	1.0%

Hill’s	9.5%	7.0%	3.0%	3.0%	4.0%	2.5%

Emerging Markets(2)	8.5%	11.5%	5.5%	5.5%	6.0%	(3.0)%

Developed Markets(1)	4.0%	—%	(3.5)%	(3.5)%	3.5%	4.0%

Notes:
(1) The impact of the previously disclosed acquisition of the hello oral care business on as reported volume was 0% for Total Company, 0.5% for North America, 0% for Total CP Products and 0% for Developed Markets.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 6
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended March 31, 2021 and 2020

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit				2021	2020
Gross profit, GAAP				$2,637	$2,465
Acquisition-related costs				—	4
Gross profit, non-GAAP				$2,637	$2,469

						Basis Point
Gross Profit Margin				2021	2020	Change
Gross profit margin, GAAP				60.7%	60.2%	50
Acquisition-related costs				—%	0.1%
Gross profit margin, non-GAAP				60.7%	60.3%	40

Other (Income) Expense, Net				2021	2020
Other (income) expense, net, GAAP				$28	$40
Acquisition-related costs				—	(2)
Other (income) expense, net, non-GAAP				$28	$38

Operating Profit				2021	2020	% Change
Operating profit, GAAP				$1,004	$952	5%
Acquisition-related costs				—	6
Operating profit, non-GAAP				$1,004	$958	5%

						Basis Point
Operating Profit Margin				2021	2020	Change
Operating profit margin, GAAP				23.1%	23.2%	(10)
Acquisition-related costs				—%	0.2%
Operating profit margin, non-GAAP				23.1%	23.4%	(30)

2020
Income Before Income Taxes		Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$895	$147	$748	$715	16.4%	$0.83
Subsidiary and operating structure initiatives	—	71	(71)	(71)	7.9%	(0.08)
Acquisition-related costs	6	2	4	4	0.1%	—
Non-GAAP	$901	$220	$681	$648	24.4%	$0.75

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.